Exhibit 4.6

Subscription Agreement

Fusion Fuel Green Plc

The Victorians

15-18 Earlsfort Terrace

Saint Kevin’s

Dublin 2, D02 YX28, Ireland

Ladies and Gentlemen:

The undersigned understands that Fusion Fuel Green Plc, a public limited company incorporated in Ireland (the “Company”), is offering an aggregate of 43,790,850 Class A ordinary shares, par value $0.0001 per share (the “Shares”) and warrants to acquire an aggregate of 13,137,254 Class A ordinary shares (the “Warrants” and together with the Shares, the “Securities”), in a private placement. The undersigned further understands that the offering is being made without registration of the Securities under the Securities Act of 1933, as amended (the “Securities Act”), or any securities law of any state of the United States or of any other jurisdiction, and is being made only to “accredited investors” (as defined in Rule 501 of Regulation D under the Securities Act).

1. Subscription. Subject to the terms and conditions hereof, the undersigned hereby irrevocably subscribes for the Securities set forth in Appendix A hereto for the aggregate purchase price set forth in Appendix A, which is payable as described in Section 4 hereof. The undersigned acknowledges that the Securities will be subject to restrictions on transfer as set forth in this subscription agreement (the “Subscription Agreement”).

2. Acceptance of Subscription and Issuance of Securities. It is understood and agreed that the Company shall have the sole right, at its complete discretion, to accept or reject this subscription, in whole or in part, for any reason and that the same shall be deemed to be accepted by the Company only when it is signed by a duly authorized officer of the Company and delivered to the undersigned at the Closing referred to in Section 3 hereof. Subscriptions need not be accepted in the order received, and if the Company receives subscriptions for more than the total number of Securities to be sold in the private placement, the Securities may be allocated among subscribers in any manner at the Company’s sole and absolute discretion. Notwithstanding anything in this Subscription Agreement to the contrary, the Company shall have no obligation to issue any of the Securities to any person who is a resident of a jurisdiction in which the issuance of Securities to such person would constitute a violation of the securities, “blue sky” or other similar laws of such jurisdiction (collectively referred to as the “State Securities Laws”).

3. The Closing. The closing of the purchase and sale of the Securities (the “Closing”) shall take place at the offices of Fusion Fuel Portugal, S.A., at Rua da Fábrica, S/N Sabugo, 2715-376 Almargem do Bispo, Sintra, Portugal on September 30, 2024, or at such other time and place as the Company may designate by notice to the undersigned.

4. Payment for Securities. Payment for the Securities shall be received by the Company from the undersigned by wire transfer of immediately available funds or other means approved by the Company at or prior to the Closing, in the amount as set forth in Appendix A hereto. The Company shall deliver certificates representing the Securities to the undersigned at the Closing bearing an appropriate legend referring to the fact that the Securities were sold in reliance upon an exemption from registration under the Securities Act (or in lieu thereof, the Company shall deliver a copy of irrevocable instructions to the Company’s transfer agent, instructing the transfer agent to issue the Securities to the undersigned).

5. Representations and Warranties of the Company. As of the Closing, the Company represents and warrants that:

(a) The Company has been duly incorporated and is validly existing under the laws of Ireland, with full power and authority to conduct its business as it is currently being conducted and to own its assets; and has secured any authorizations, approvals, permits and orders required by law for the conduct by the Company of its business as it is currently being conducted.

(b) The Securities have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Subscription Agreement, will be validly issued, fully paid and nonassessable.

(c) The execution, delivery and performance of this Subscription Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Company’s Articles of Association (“Articles of Association”), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any material respect under, or give to others any material rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a material violation of any law, rule, regulation, order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound or affected.

(d) During the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has made available to the undersigned or its representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system.

6. Representations and Warranties of the Undersigned. The undersigned hereby represents and warrants to and covenants with the Company that:

(a) General.

(i) The undersigned has all requisite authority (and in the case of an individual, the capacity) to purchase the Securities, enter into this Subscription Agreement and to perform all the obligations required to be performed by the undersigned hereunder, and such purchase will not contravene any law, rule, or regulation binding on the undersigned or any investment guideline or restriction applicable to the undersigned.

(ii) The undersigned is a resident of the state set forth on the signature page hereto and is not acquiring the Securities as a nominee or agent or otherwise for any other person.

(iii) The undersigned will comply with all applicable laws and regulations in effect in any jurisdiction in which the undersigned purchases or sells Securities and obtain any consent, approval or permission required for such purchases or sales under the laws and regulations of any jurisdiction to which the undersigned is subject or in which the undersigned makes such purchases or sales, and the Company shall have no responsibility therefor.

(b) Information Concerning the Company.

(i) The undersigned has been given access to the SEC Documents. The undersigned has not been furnished any offering literature other than the SEC Documents, and the undersigned has relied only on the information contained therein.

(ii) The undersigned understands and accepts that the purchase of the Securities involves various risks, including the risks set forth in the SEC Documents and in this Subscription Agreement. The undersigned represents that it is able to bear any loss associated with an investment in the Securities.

(iii) The undersigned confirms that it is not relying on any communication (written or oral) of the Company or any of its representatives, as investment or tax advice or as a recommendation to purchase the Securities. It is understood that information and explanations related to the terms and conditions of the Securities provided by the Company or any of its affiliates shall not be considered investment or tax advice or a recommendation to purchase the Securities, and that neither the Company nor any of its affiliates is acting or has acted as an advisor to the undersigned in deciding to invest in the Securities. The undersigned acknowledges that neither the Company nor any of its affiliates has made any representation regarding the proper characterization of the Securities for purposes of determining the undersigned’s authority to invest in the Securities.

(iv) The undersigned is familiar with the business and financial condition and operations of the Company, all as described in the SEC Documents. The undersigned has had access to such information and had an opportunity to ask any questions to its satisfaction concerning the Company and the Securities as it deems necessary to enable it to make an informed investment decision concerning the purchase of the Securities.

(v) The undersigned understands that, unless the undersigned notifies the Company in writing to the contrary at or before the Closing, each of the undersigned’s representations and warranties contained in this Subscription Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the undersigned.

(vi) The undersigned acknowledges that the Company has the right in its sole and absolute discretion to abandon this private placement at any time prior to the completion of the offering. This Subscription Agreement shall thereafter have no force or effect, and the Company shall return the previously paid subscription price of the Securities, without interest thereon, to the undersigned.

(vii) The undersigned understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment.

(c) Non-Reliance.

(i) The undersigned confirms that neither the Company nor its representatives have (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities or (B) made any representation to the undersigned regarding the legality of an investment in the Securities under applicable legal investment or similar laws or regulations. In deciding to purchase the Securities, the undersigned is not relying on the advice or recommendations of the Company and the undersigned has made its own independent decision that the investment in the Securities is suitable and appropriate for the undersigned.

(d) Status of Undersigned.

(i) The undersigned has such knowledge, skill and experience in business, financial and investment matters that the undersigned is capable of evaluating the merits and risks of an investment in the Securities. With the assistance of the undersigned’s own professional advisors, to the extent that the undersigned has deemed appropriate, the undersigned has made its own legal, tax, accounting, and financial evaluation of the merits and risks of an investment in the Securities and the consequences of this Subscription Agreement. The undersigned has considered the suitability of the Securities as an investment in light of its own circumstances and financial condition and the undersigned is able to bear the risks associated with an investment in the Securities, and it is authorized to invest in the Securities.

(ii) The undersigned is an “accredited investor” as defined in Rule 501(a) under the Securities Act. The undersigned agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities.

(iii) No “bad actor” disqualifying event described in Rule 506(d)(1(i)-(viii) of the Securities Act (a “Disqualifying Event”) is applicable to the undersigned or any of its affiliates.

(e) Restrictions on Transfer or Sale of Securities.

(i) The undersigned is acquiring the Securities solely for the undersigned’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Securities. The undersigned understands that the Securities have not been registered under the Securities Act or any State Securities Laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the undersigned and of the other representations made by the undersigned in this Subscription Agreement. The undersigned understands that the Company is relying upon the representations and agreements contained in this Subscription Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

(ii) The undersigned understands that the Securities are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the Commission provide in substance that the undersigned may dispose of the Securities only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, and except as set forth herein, the undersigned understands that the Company has no obligation or intention to register any of the Securities or the offering or sale thereof, or to take action so as to permit offers or sales pursuant to the Securities Act or an exemption from registration thereunder (including pursuant to Rule 144 thereunder). Consequently, the undersigned understands that the undersigned may be required to bear the economic risks of the investment in the Securities for an indefinite period of time.

(iii) The undersigned agrees: (A) that the undersigned will not sell, assign, pledge, give, transfer, or otherwise dispose of the Securities or any interest therein, or make any offer or attempt to do any of the foregoing, until five years from the Closing (subject to certain mutually agreed upon exceptions for estate planning purposes) and thereafter only if the transaction is registered under the Securities Act and complies with the requirements of all applicable State Securities Laws, or the transaction is exempt from the registration provisions of the Securities Act and all applicable requirements of State Securities Laws; (B) that the certificates representing the Securities will bear a legend making reference to the foregoing restrictions; and (C) that the Company and its affiliates shall not be required to give effect to any purported transfer of such Securities, except upon compliance with the foregoing restrictions.

(iv) The undersigned acknowledges that neither the Company nor any other person offered to sell the Securities to it by means of any form of general solicitation or advertising, including but not limited to: (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (B) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

(v) As long as the undersigned owns 25% or more of the Company’s outstanding Class A Ordinary Shares, the undersigned agrees that if it seeks to sell any Class A Ordinary Shares, it will provide the Company with the right to purchase such shares prior to offering the shares to any other party. If the Company does not accept the offer to purchase the shares within 10 days of notice of the undersigned’s desire to sell such shares, the undersigned shall be free to sell only such shares to other third parties.

7. Conditions to Obligations of the Undersigned and the Company. The obligations of the undersigned to purchase and pay for the Securities specified in Appendix A and of the Company to sell those Securities, are subject to the satisfaction at or prior to the Closing of the following conditions precedent:

(a) The representations and warranties of the Company contained in Section 5 hereof and of the undersigned contained in Section 6 hereof shall be true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made on and as of the Closing.

8. Registration Rights.

(a) The Company agrees that, within 30 business days after the Closing (the “Filing Deadline”), the Company will file with the Commission (at the Company’s sole cost and expense) a registration statement (the “Registration Statement”) registering under the Securities Act the resale of all the Securities, and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the Commission notifies the Company that it will “review” the Registration Statement) following the Filing Deadline and (ii) the 5th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that the Company’s obligations to include the Securities in the Registration Statement are contingent upon the undersigned furnishing in writing to the Company such information regarding the undersigned, the securities of the Company held by the undersigned and the intended method of disposition of the Securities as shall be reasonably requested by the Company to effect the registration of the Securities, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling shareholder in similar situations. In no event shall the undersigned be identified as a statutory underwriter in the Registration Statement unless requested by the Commission; provided, that if the Commission requests that the undersigned be identified as a statutory underwriter in the Registration Statement, the undersigned will have an opportunity to withdraw from the Registration Statement. Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the Securities proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Securities by the selling shareholders named in the Registration Statement or otherwise, such Registration Statement shall register for resale such number of Securities which is equal to the maximum number of Securities as is permitted by the Commission. In such event, the number of Securities to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders, unless otherwise required by the Commission. Until the earliest of (i) the date on which the Securities may be resold without volume or manner of sale limitations pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), (ii) the date on which such Securities have actually been sold and (iii) the date which is three years after the Closing (such date, the “End Date”), the Company shall use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement until the End Date. For purposes of clarification, any failure by the Company to file the Registration Statement by the Filing Deadline or to have such Registration Statement declared effective by the Effectiveness Date shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement set forth in this Section 8. The Company will provide a draft of the Registration Statement to the undersigned for review at least two (2) business days in advance of filing the Registration Statement. For purposes of this Section 8, “Securities” shall mean, as of any date of determination, the Securities and any other equity security of the Company issued or issuable with respect to the Securities by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise.

(b) The Company shall, at its expense:

(i) advise the undersigned within two business days: (A) when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective; (B) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (D) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising the undersigned of such events, provide the undersigned with any material, nonpublic information regarding the Company other than to the extent that providing notice to the undersigned of the occurrence of the events listed in (A) through (D) above constitutes material, nonpublic information regarding the Company;

(ii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as promptly as reasonably practicable;

(iii) upon the occurrence of any event contemplated in Section 8(c)(i), except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as promptly as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iv) use its commercially reasonable efforts to cause all Securities to be listed on each securities exchange or market, if any, on which the Class A Ordinary Shares issued by the Company have been listed;

(v) use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Securities contemplated hereby;

(vi) use its commercially reasonable efforts to file all reports and other materials required to be filed by the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144 to enable the undersigned to sell the Securities under Rule 144 for so long as the undersigned holds Securities; and

(vii) use its commercially reasonable efforts, if requested by the undersigned to (A) cause the removal of the restrictive legends from any Securities being sold under the Registration Statement or pursuant to Rule 144 at the time of sale of such Securities and (B) cause its legal counsel to deliver an opinion, if necessary, to its transfer agent in connection with the removal of such restrictive legends, in each case upon the receipt of customary representations and other documentation from the undersigned that is necessary to establish that restrictive legends are no longer required as reasonably requested by the Company, its counsel or the transfer agent.

(c) Notwithstanding anything to the contrary in this Subscription Agreement, the Company shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require the undersigned not to sell under the Registration Statement or to suspend the effectiveness thereof, if (i) the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred or will occur, which negotiation, consummation or event, the Company’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Company’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements or (ii) a majority of the Company’s board of directors determines in good faith, upon the advice of counsel, that it is in the Company’s best interest or it is required by law, rule or regulation to supplement the Registration Statement or file a post-effective amendment to the Registration Statement in order to ensure that the prospectus included in the Registration Statement contains the information required under Section 10(a)(3) of the Securities Act (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the effectiveness or use of the Registration Statement on more than two occasions or for more than an aggregate of 60 calendar days in any one instance, or more than 90 total calendar days, in each case in any 12-month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event (which notice shall not contain material non-public information) during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the undersigned agrees that (i) it will immediately discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the undersigned receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, the undersigned will deliver to the Company or, in the undersigned’s sole discretion destroy, all copies of the prospectus covering the Securities in the undersigned’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Securities shall not apply (i) to the extent the undersigned is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

(d) The Company shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless the undersigned (to the extent a seller under the Registration Statement), the officers, directors, partners, members, managers, employees, advisers and agents of each of them, and each person who controls the undersigned (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against any and all reasonable out-of-pocket losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 8, except to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding the undersigned furnished in writing to the Company by the undersigned expressly for use therein or the undersigned has omitted a material fact from such information; provided, however, that the indemnification contained in this Section 8(d) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by the Company in the time required under the Securities Act, (B) as a result of offers or sales effected by or on behalf of any person by means of a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by the Company, or (C) in connection with any offers or sales effected by or on behalf of the undersigned in violation of Section 8(c) provided that the Company has provided written notice of such Suspension Event to Subscriber in accordance with Section 8(c). The Company shall notify the undersigned of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 8 of which the Company is aware.

(e) The undersigned shall, severally and not jointly with any other investor, indemnify and hold harmless the Company, its directors, officers, agents and employees, and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding the undersigned furnished in writing to the Company by the undersigned expressly for use therein; provided, however, that the indemnification contained in this Section 8(e) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the undersigned (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary herein, in no event shall the liability of the undersigned be greater in amount than the dollar amount of the net proceeds received by the undersigned upon the sale of the Shares giving rise to such indemnification obligation. The undersigned shall notify the Company promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 8 of which the undersigned is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Shares by the undersigned.

(f) If the indemnification provided under this Section 8 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be subject to the limitations set forth in this Section 8 and deemed to include any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 8(f) from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 8 (f) shall be individual, not joint and several, and in no event shall the liability of the undersigned hereunder exceed the net proceeds received by Subscriber upon the sale of the shares giving rise to such indemnification obligation and in no event shall the liability of the Company hereunder exceed the net proceeds received by it from the offering.

9. Board Designee. If the undersigned purchases at least US$33,500,000 of Securities at the Closing, the undersigned shall have the right to nominate one member to the Company’s Board of Directors. Such member will thereafter be up for re-election at the Company’s next annual general meeting. Notwithstanding the foregoing, such obligation to appoint the member for re-election shall no longer apply once the undersigned ceases to own at least 25% of the Company’s outstanding voting securities.

10. Short Sales. The undersigned agrees that, from the date of this Subscription Agreement, none of the undersigned, its controlled affiliates, or any person or entity acting on behalf of the undersigned or any of its controlled affiliates or pursuant to any understanding with the undesigned or any of its controlled affiliates will engage in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale, loan, pledge or other disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any securities of the Company prior to the Closing, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of securities of the Company, in cash or otherwise, or to publicly disclose the intention to undertake any of the foregoing; provided that, for the avoidance of doubt, this Section shall not apply to any sale (including the exercise of any redemption right) of securities of the Company (i) held by the undersigned, its controlled affiliates or any person or entity acting on behalf of the Subscriber or any of its controlled affiliates prior to the execution of this Subscription Agreement or (ii) purchased by the undersigned, its controlled affiliates or any person or entity acting on behalf of the undersigned or any of its controlled affiliates in open market transactions after the execution of this Subscription Agreement.

11. Obligations Irrevocable. The obligations of the undersigned shall be irrevocable.

12. Legend. The certificates representing the Securities sold pursuant to this Subscription Agreement will be imprinted with a legend in substantially the following form:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR SUCH OTHER APPLICABLE LAWS.”

13. Waiver, Amendment. Neither this Subscription Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

14. Assignability. Neither this Subscription Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the undersigned without the prior written consent of the other party, and any attempted assignment without such prior written consent shall be void.

15. Waiver of Jury Trial. THE UNDERSIGNED IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT.

16. Submission to Jurisdiction. With respect to any suit, action, or proceeding relating to any offers, purchases, or sales of the Securities by the undersigned (“Proceedings”), the undersigned irrevocably submits to the jurisdiction of the federal and state courts located in the Borough of Manhattan in New York City, which submission shall be exclusive, unless none of such courts has lawful jurisdiction over such Proceedings.

17. Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York.

18. Section and Other Headings. The section and other headings contained in this Subscription Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Subscription Agreement.

19. Expenses. Each of the Company and the undersigned shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

20. Counterparts. This Subscription Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

21. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by email or registered or certified mail, return receipt requested, postage prepaid to the following addresses (or such other address as either party shall have specified by notice in writing to the other):

If to the Company:	Fusion Fuel Green PLC The Victorians 15-18 Earlsfort Terrace Saint Kevin’s Dublin 2, DD02 YX28 Ireland Telephone: +353 1 920 1000 Attention: Chief Executive Officer Email: fchaves@fusion-fuel.eu

with a copy to:	Graubard Miller
405 Lexington Avenue, 44th Floor
New York, New York 10174
Attn: David Alan Miller / Jeffrey M. Gallant / Eric Schwartz
Email: dmiller@graubard.com /
jgallant@graubard.com / eschwartz@graubard.com

If to the Purchaser:	Hydrogenial S.A. (in foundation) Carrer Pau Casals, 10 500 Andorra la Vella E-mail: swiss.security.zurich@gmail.com Attention: Norbert Bindner

with a copy to:	LBP Sociedade de Advogados E-mail: dla@lbpadvogados.pt Attention: Daniel Lobo Antunes

22. Binding Effect. The provisions of this Subscription Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns.

23. Survival. All representations, warranties and covenants contained in this Subscription Agreement shall survive (i) the acceptance of the subscription by the Company and the Closing and (ii) the death or disability of the undersigned.

24. Notification of Changes. The undersigned hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the closing of the purchase of the Securities pursuant to this Subscription Agreement which would cause any representation, warranty, or covenant of the undersigned contained in this Subscription Agreement to be false or incorrect.

25. Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

26. Injunctive Relief. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this 28th day of August, 2024.

PURCHASER (if an entity):
Hydrogenial S.A. (in foundation)
Legal Name of Entity

By	/s/ Norbert Bindner
Name:	Norbert Bindner
Title:	CEO

State/Country of Domicile or Formation: Andorra

Aggregate Subscription Amount: US$33,500,000

The offer to purchase Securities as set forth above is confirmed and accepted by the Company as to 43,790,850 Class A Ordinary Shares and Warrants to purchase 13,137,254 Class A Ordinary Shares.

FUSION FUEL GREEN PLC

By	/s/ Frederico Figueira de Chaves
Name:	Frederico Figueira de Chaves
Title:	CEO

APPENDIX A

Consideration to be Delivered

Securities to Be Acquired	Aggregate Purchase Price to be Paid
43,790,850 Class A Ordinary Shares	US$ 33,500,000

13,137,254 Warrants to acquire Class A Ordinary shares